UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	43-1273600
(State of incorporation or organization)	(IRS Employer Identification No.)

One Financial Plaza 501 North Broadway St. Louis, MO	63102-2102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.25% Non-Cumulative Preferred Stock, Series A	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-201398 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series A, $1.00 par value per share and $25,000 liquidation preference per share (the “Series A Preferred Stock”), of Stifel Financial Corp. (the “Registrant”). The descriptions of the Series A Preferred Stock and the Depositary Shares are contained in the sections captioned “Description of the Preferred Stock” and “Description of the Depositary Shares,” each in the Registrant’s Prospectus Supplement, dated July 11, 2016, to the Registrant’s Prospectus, dated January 8, 2015, included in the Registrant’s registration statement on Form S-3 (File No. 333-201398) and each of those sections is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

1.	Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Registration Statement on Form S-8 (Registration File No. 333-160523) filed on July 10, 2009.

2.	Amended and Restated By-Laws of Stifel Financial Corp., effective August 7, 2012, incorporated by reference to Exhibit 3.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed August 10, 2012.

3.	Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on July 1, 2010.

4.	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series A, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2016.

5.	Deposit Agreement, dated as of July 15, 2016, between the Registrant and Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2016.

6.	Form of Depositary Receipt (included in Exhibit 5 hereto).

7.	Form of certificate representing the Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: July 15, 2016	By:	/s/ Ronald J. Kruszewski
Name: Ronald J. Kruszewski
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.	Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Registration Statement on Form S-8 (Registration File No. 333-160523) filed on July 10, 2009.

2.	Amended and Restated By-Laws of Stifel Financial Corp., effective August 7, 2012, incorporated by reference to Exhibit 3.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed August 10, 2012.

3.	Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on July 1, 2010.

4.	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series A, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2016.

5.	Deposit Agreement, dated as of July 15, 2016, between the Registrant and Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2016.

6.	Form of Depositary Receipt (included in Exhibit 5 hereto).

7.	Form of certificate representing the Series A Preferred Stock.